EXHIBIT 3

CLINTON RELATIONAL OPPORTUNITY MASTER FUND, L.P., CLINTON RELATIONAL OPPORTUNITY, LLC, GEH CAPITAL, INC., CLINTON SPECIAL OPPORTUNITIES MASTER FUND, LTD., CHANNEL COMMERCE PARTNERS, L.P., CLINTON GROUP, INC., GEORGE E. HALL (COLLECTIVELY, "CLINTON") THOMAS D. BEERS, MARK BOZEK, RONALD L. FRASCH, THOMAS D. MOTTOLA, ROBERT ROSENBLATT AND FRED SIEGEL (TOGETHER WITH CLINTON, THE "PARTICIPANTS") AND/OR CERTAIN AFFILIATED PARTIES HAVE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC") A DEFINITIVE PROXY STATEMENT AND ACCOMPANYING FORM OF PROXY CARD TO BE USED IN CONNECTION WITH THE PARTICIPANTS' SOLICITATION OF PROXIES FROM THE STOCKHOLDERS OF VALUEVISION MEDIA, INC. (THE "COMPANY") FOR USE AT THE COMPANY'S 2014 ANNUAL MEETING OF STOCKHOLDERS (THE "PROXY SOLICITATION"). ALL STOCKHOLDERS OF THE COMPANY ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE PROXY SOLICITATION BY THE PARTICIPANTS BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING ADDITIONAL INFORMATION RELATED TO THE PARTICIPANTS. THE DEFINITIVE PROXY STATEMENT AND ACCOMPANYING PROXY CARD HAVE BEEN FURNISHED TO SOME OR ALL OF THE COMPANY'S STOCKHOLDERS AND ARE, ALONG WITH OTHER RELEVANT DOCUMENTS, AVAILABLE AT NO CHARGE ON THE SEC'S WEB SITE AT HTTP://WWW.SEC.GOV/. IN ADDITION, OKAPI PARTNERS LLC, CLINTON'S PROXY SOLICITOR, WILL PROVIDE COPIES OF THE DEFINITIVE PROXY STATEMENT AND ACCOMPANYING PROXY CARD WITHOUT CHARGE UPON REQUEST BY CALLING (212) 297-0720 OR TOLL FREE AT (855) 305-0857.

ADDITIONAL INFORMATION ABOUT THE PARTICIPANTS AND A DESCRIPTION OF THEIR DIRECT OR INDIRECT INTERESTS BY SECURITY HOLDINGS IS CONTAINED IN THE DEFINITIVE PROXY STATEMENT ON SCHEDULE 14A FILED BY CLINTON ON MAY 13, 2014 AND IN THE DEFINITIVE ADDITIONAL MATERIALS ON SCHEDULE 14A FILED BY CLINTON ON MAY 22, 2014 AND JUNE 6, 2014. THESE DOCUMENTS CAN BE OBTAINED FREE OF CHARGE FROM THE SOURCES INDICATED ABOVE.

PARTICIPANTS

Clinton Group, Inc. (“CGI”), together with the entities and individuals below (collectively, the "Participants"), are anticipated to be, or may be deemed to be, participants in a solicitation of proxies from the stockholders of ValueVision Media, Inc. ("ValueVision") in connection with the annual meeting of stockholders (the "Proxy Solicitation").

The Participants include: (i) Clinton Relational Opportunity Master Fund, L.P., a Cayman Islands exempted limited partnership (“CREL”); (ii) Clinton Relational Opportunity, LLC, a Delaware limited liability company ("CRO"); (iii) Channel Commerce Partners, L.P., a Delaware limited partnership ("CCP"); (iv) GEH Capital, Inc., a Delaware corporation ("GEHC"); (v) Clinton Special Opportunities Master Fund, Ltd., a Cayman Islands exempted company ("CSO"); (vi) CGI, a Delaware corporation; (vii) George Hall, a United States citizen (collectively, Clinton); and (vii) each of the following individuals who has agreed to be nominated as a director pursuant to the Proxy Solicitation: Thomas D. Beers, Mark Bozek, Ronald L. Frasch, Thomas D. Mottola, Robert Rosenblatt and Fred Siegel.

The principal business of each of GEHC and CSO is to invest in securities. The principal business address of GEHC is 601 Lexington Avenue, 51st Floor, New York, New York 10022.

The principal business address of CSO is c/o Credit Suisse Administration Services (Cayman) Ltd., Grand Pavilion Commercial Centre, 802 West Bay Road, Georgetown, Grand Cayman, Cayman Islands, BWI, KY1-1104. The principal business and principal business address of each of the other Participants can be found in the definitive proxy statement on Schedule 14A filed by Clinton on May 13, 2014.

The shares of Common Stock are held by CSO and GEHC in commingled margin accounts, which may extend margin credit to CSO and GEHC from time to time, subject to applicable federal margin regulations, stock exchange rules and credit policies. In such instances, the positions held in the margin account are pledged as collateral security for the repayment of debit balances in the account. The margin accounts bear interest at a rate based upon the broker's call rate from time to time in effect.

As of the close of business on June 4, 2014, the Participants beneficially owned an aggregate of 2,022,975 shares of common stock, par value $0.01 per share (“Common Stock”), as follows: (a) 591,244 shares of Common Stock were beneficially owned by CREL, 450 of which are owned by CREL in record name; (b) 591,244 shares of Common Stock may be deemed to have been beneficially owned by CRO, by virtue of an investment management agreement with CREL; (c) 414,120 shares of Common Stock may be deemed to have been beneficially owned by CCP; (d) 630,000 shares of Common Stock were beneficially owned by GEHC; (e) 53,191 shares of Common Stock were beneficially owned by CSO; (f) 1,392,975 shares of Common Stock may have been deemed to be beneficially owned by CGI by virtue of investment management agreements with CREL, CCP and CSO, its ownership of CRO, and a sub-advisory agreement governing a portion of a mutual fund portfolio that beneficially owns 334,420 shares of Common Stock ("CASF"); and (g) 2,022,975 shares of Common Stock may have been deemed to be beneficially owned by George Hall, by virtue of his direct and indirect control of CGI, CREL, CRO, CCP, CSO, CASF and GEHC.